Exhibit 99.1

Celladon Corporation Appoints Industry Veteran Paul

Cleveland as President and Chief Financial Officer

SAN DIEGO, CA, June 2, 2014 – Celladon Corporation (NASDAQ: CLDN), a clinical-stage biotechnology company focused on developing novel therapies by applying its leadership position in the field of SERCA enzymes, today announced it has appointed Paul Cleveland President and Chief Financial Officer.

Mr. Cleveland brings decades of industry experience to his new leadership position. Most recently, Mr. Cleveland was Executive Vice President of Corporate Strategy and Chief Financial Officer of Aragon Pharmaceuticals, Inc. Aragon was sold to Johnson & Johnson in August 2013 for $1 billion. Prior to that, he was a General Partner and the Chief Operating Officer of Mohr Davidow Ventures, a venture capital firm. From 2006 to 2011 he was Executive Vice President, Corporate Development and Chief Financial Officer of Affymax, Inc. Earlier in his career, Mr. Cleveland was an investment banker at JP Morgan and Hambrecht & Quist, and a corporate lawyer at Davis Polk & Wardwell, Sidley & Austin and Cooley LLP. Mr. Cleveland serves on the board of directors of Sangamo BioSciences (SGMO), a public biotechnology company, where he chairs the audit committee. He received a J.D. from Northwestern University School of Law, and an A.B. from Washington University in St. Louis.

“We expect Paul’s vast experience as a senior industry executive will lead to important contributions to Celladon. We look forward to his expertise and leadership as we further advance MYDICAR through development and towards commercialization,” said Krisztina Zsebo, Ph.D., Chief Executive Officer of Celladon.

Mr. Cleveland stated, “I’m excited to join the Celladon team. Celladon’s lead program MYDICAR has the potential to play a pivotal role in changing the treatment paradigm for advanced heart failure. With a recent Breakthrough Therapy designation from the FDA and upcoming clinical data for the lead program, it is a very exciting time for the Company. I look forward to contributing to Celladon’s continued evolution and growing industry presence.”

About Celladon

Celladon is a clinical-stage biotechnology company applying its leadership position in the field of calcium dysregulation by targeting SERCA enzymes to develop novel therapies for diseases with tremendous unmet medical needs. SERCA, enzymes are a family of enzymes that play an integral part in the regulation of intra-cellular calcium in all human cells. Calcium dysregulation is implicated in a number of important and complex medical conditions and diseases, such as heart failure, vascular disease, diabetes and neurodegenerative diseases. Celladon’s therapeutic portfolio for diseases characterized by SERCA enzyme deficiency includes both gene therapies and small molecule compounds. MYDICAR, the Company’s most advanced product candidate, uses gene therapy to target SERCA2a, which is an enzyme that becomes deficient in patients with heart failure. In addition, Celladon has identified a number of potential first-in-class compounds addressing novel targets in diabetes and neurodegenerative diseases with its small molecule platform of SERCA2b modulators. For more information, please visit www.celladon.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Celladon’s plans to research, develop and commercialize product candidates, as well as the potential for MYDICAR to play a pivotal role in changing the treatment paradigm for advanced heart failure. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Celladon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the process of conducting product development activities and clinical trials and obtaining regulatory approval to commercialize product candidates, our reliance on third parties, the need to raise additional funding when needed in order to conduct our business, and the degree of market acceptance of MYDICAR by physicians, patients, third-party payors and others in the medical community. These and other risks and uncertainties are described more fully in Celladon’s filings with the Securities and Exchange Commission, including without limitation its Form 10-Q for the quarter ended March 31, 2014. All forward-looking statements contained in this press release speak only as of the date on which they were made. Celladon undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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For further information, please contact:

Fredrik Wiklund

Vice President, Corporate Development and Investor Relations

+1- 858-432-7215

fwiklund@celladon.net